Exhibit 23.1


                             [KLT Logo Appears Here]

                            Kyle L. Tingle, CPA, LLC
                          Personal Financial Planning,
                        Business Services & Tax Planning






To Whom It May Concern:                                       October 14, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of October 9, 2003 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at August 31, 2003, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle L. Tingle


Kyle L. Tingle, CPA, LLC
















P.O. Box 50329 * Henderson, Nevada 89016 * Phone: (702) 450-2200 * Fax: (702)
436-4218 * e-mail: ktingle@.kyletinglecpa.net